Exhibit 99.1

Boeing Reports Solid Third Quarter; Reaffirms Cash and Raises Revenue and EPS Guidance

▪	Revenue increased to $25.1 billion driven by higher defense and services volume

▪	GAAP EPS of $4.07 and core EPS (non-GAAP)* of $3.58 on solid execution across the company

▪	Strong operating cash flow of $4.6 billion; repurchased 7.0 million shares for $2.5 billion

▪	Total backlog grew to $491 billion, including more than 5,800 commercial airplanes

▪	Cash and marketable securities of $10.0 billion provide strong liquidity

▪	Reaffirmed cash guidance; raised revenue and EPS guidance; updated segment margin guidance

Table 1. Summary Financial Results	Third Quarter			Nine Months
(Dollars in Millions, except per share data)	2018	2017	Change	2018	2017	Change

Revenues	$25,146	$24,223	4%	$72,786	$69,235	5%

GAAP
Earnings From Operations	$2,227	$2,630	(15)%	$7,812	$7,366	6%
Operating Margin	8.9%	10.9%	(2.0) Pts	10.7%	10.6%	0.1 Pts
Net Earnings	$2,363	$1,810	31%	$7,036	$5,138	37%
Earnings Per Share	$4.07	$2.99	36%	$11.95	$8.39	42%
Operating Cash Flow	$4,559	$3,396	34%	$12,375	$10,443	19%
Non-GAAP*
Core Operating Earnings	$1,890	$2,284	(17)%	$6,793	$6,317	8%
Core Operating Margin	7.5%	9.4%	(1.9) Pts	9.3%	9.1%	0.2 Pts
Core Earnings Per Share	$3.58	$2.62	37%	$10.55	$7.28	45%
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 7, “Non-GAAP Measures Disclosures."
CHICAGO, October 24, 2018 – The Boeing Company [NYSE: BA] reported third-quarter revenue of $25.1 billion driven by higher defense volume and services growth (Table 1). GAAP earnings per share increased to $4.07 and core earnings per share (non-GAAP)* increased to $3.58 primarily driven by strong operating performance at Commercial Airplanes and a tax benefit related to a tax settlement ($0.71 per share). Results also reflect charges related to planned investments in the newly awarded T-X Trainer and MQ-25 programs ($0.93 per share). Boeing delivered strong operating cash flow of $4.6 billion, repurchased $2.5 billion of shares, and paid $1.0 billion of dividends.
The company's revenue guidance increased $1.0 billion to between $98.0 and $100.0 billion, driven by defense volume and services growth, inclusive of the KLX acquisition. Operating cash flow guidance is reaffirmed at $15.0 to $15.5 billion. Full year GAAP earnings per share guidance is increased to between $16.90 and $17.10 from between $16.40 and $16.60 and core earnings per share (non-GAAP)* guidance is increased to between $14.90 and $15.10 from between $14.30 and $14.50 driven by a lower-than-expected tax rate and improved performance at Commercial Airplanes.
"Our teams continued to perform at a high level during the quarter, driving solid operating performance and robust cash generation, and continuing to deliver on our One Boeing advantage by bringing the best of Boeing to our customers,” said Boeing Chairman, President and Chief Executive Officer Dennis Muilenburg.

“During the quarter we captured important new defense business, winning and investing in the MQ-25 and T-X programs and securing the MH-139 contract, clearly demonstrating the value Boeing brings to customers while positioning us well for future growth opportunities. Within the Commercial Airplanes business, the 777X static test airplane was completed and moved into test setup and the team’s focus on execution across our production programs continued to drive outstanding performance and strong operating margins. Our Global Services business continues to deliver on total lifecycle value to our customers, with key wins in the quarter including P-8 Poseidon training contracts for the U.S. Navy and Royal Australian Air Force and an order from GECAS for 20 737-800 Boeing Converted Freighters. Additionally, we began integrating new data analytics tools, powered by Boeing AnalytX, into all Boeing Defence Australia support contracts, enhancing its position as a leading fleet services provider in the region."
“This strong underlying performance, along with growth across our businesses we’ve seen throughout the year, give us confidence to raise our 2018 revenue and earnings guidance and reaffirm our operating cash flow guidance.”

Table 2. Cash Flow	Third Quarter		Nine Months
(Millions)	2018	2017	2018	2017
Operating Cash Flow	$4,559	$3,396	$12,375	$10,443
Less Additions to Property, Plant & Equipment	($457)	($399)	($1,227)	($1,304)
Free Cash Flow*	$4,102	$2,997	$11,148	$9,139
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 7, “Non-GAAP Measures Disclosures."
Operating cash flow in the quarter increased to $4.6 billion, primarily driven by timing of receipts and expenditures as well as planned higher commercial airplane production rates and strong operating performance (Table 2). During the quarter, the company repurchased 7.0 million shares for $2.5 billion, leaving $9.6 billion remaining under the current repurchase authorization which is expected to be completed over approximately the next 12 to 18 months. The company also paid $1.0 billion in dividends in the quarter, reflecting a 20 percent increase in dividends per share compared to the same period of the prior year.

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q3 18	Q2 18
Cash	$8.0	$8.1
Marketable Securities[1]	$2.0	$1.7
Total	$10.0	$9.8
Debt Balances:
The Boeing Company, net of intercompany loans to BCC	$9.4	$9.6
Boeing Capital, including intercompany loans	$2.5	$2.5
Total Consolidated Debt	$11.9	$12.1
1 Marketable securities consists primarily of time deposits due within one year classified as "short-term investments."
Cash and investments in marketable securities totaled $10.0 billion, compared to $9.8 billion at the beginning of the quarter (Table 3). Debt was relatively stable at $11.9 billion.
Total company backlog at quarter-end was $491 billion, up from $488 billion at the beginning of the quarter, and included net orders for the quarter of $28 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Third Quarter			Nine Months
(Dollars in Millions)	2018	2017	Change	2018	2017	Change

Commercial Airplanes Deliveries	190	202	(6)%	568	554	3%

Revenues	$15,276	$15,393	(1)%	$43,409	$42,626	2%
Earnings from Operations	$2,023	$1,513	34%	$5,175	$3,665	41%
Operating Margin	13.2%	9.8%	3.4 Pts	11.9%	8.6%	3.3 Pts
Commercial Airplanes third-quarter revenue of $15.3 billion was relatively unchanged, reflecting lower deliveries largely offset by mix (Table 4). Third-quarter operating margin increased to 13.2 percent, reflecting higher 787 margin and strong operating performance on production programs, partially offset by $112 million of cost growth on the KC-46 Tanker program due to higher than expected effort to meet customer requirements to support delivery of the initial aircraft, as well as due to incremental delays in certification and testing.
During the quarter, Commercial Airplanes delivered 190 airplanes, including 57 737 MAX airplanes. The 777X program remains on track for delivery in 2020 as the static test airplane was completed and moved into test setup and the first two flight test airplanes were in production.
Commercial Airplanes booked 171 net orders during the quarter, valued at $13 billion. The 787 program has captured more than 100 orders in 2018 and nearly 1,400 orders since its launch. Backlog remains robust with more than 5,800 airplanes valued at $413 billion. Commercial Airplanes revenue guidance is reaffirmed at between $59.5 and $60.5 billion and margin guidance is increased to between 12% and 12.5% from greater than 11.5% on strong performance.

Defense, Space & Security

Table 5. Defense, Space & Security	Third Quarter			Nine Months
(Dollars in Millions)	2018	2017	Change	2018	2017	Change

Revenues	$5,729	$5,050	13%	$17,084	$15,304	12%
Earnings from Operations	($245)	$486	NM	$925	$1,649	NM
Operating Margin	(4.3)%	9.6%	(13.9) Pts	5.4%	10.8%	(5.4) Pts
Defense, Space & Security third-quarter revenue increased to $5.7 billion driven by increased volume across government satellites, KC-46 Tanker, F/A-18 and weapons (Table 5). Third-quarter operating margin was (4.3) percent, primarily reflecting $691 million of charges related to planned investments in the T-X and MQ-25 programs and $64 million related to cost growth on the KC-46 Tanker program.
During the quarter, Defense, Space & Security won key franchise program awards, including the T-X Trainer and MH-139 helicopter for the U.S. Air Force, the MQ-25 unmanned aircraft for the U.S. Navy, and the fourth KC-46 Tanker production lot. Significant milestones during the quarter included first flights of the Apache and Chinook for the Indian Air Force and receipt of Supplemental Type Certification for the KC-46 Tanker program, signifying completion of FAA certification. We also completed the acquisition of Millennium Space Systems, which will provide customers with advanced small-satellite technologies and flexible solutions.
Backlog at Defense, Space & Security was $58 billion, of which 31 percent represents orders from customers outside the U.S. Defense, Space & Security revenue guidance increased to between $22.5 and $23.0 billion from between $22.0 and $23.0 billion driven by higher volume and margin guidance is adjusted to greater than 6.5% from between 10% and 10.5% primarily to account for the investments in the business.
Global Services

Table 6. Global Services	Third Quarter			Nine Months
(Dollars in Millions)	2018	2017	Change	2018	2017	Change

Revenues	$4,091	$3,579	14%	$12,124	$10,784	12%
Earnings from Operations	$543	$495	10%	$1,790	$1,687	6%
Operating Margin	13.3%	13.8%	(0.5) Pts	14.8%	15.6%	(0.8) Pts
Global Services third-quarter revenue increased to $4.1 billion, primarily driven by higher parts volume (Table 6). Third-quarter operating margin was 13.3 percent reflecting mix and higher period costs.
During the quarter, Global Services was awarded P-8 training contracts for the U.S. Navy and Royal Australian Air Force, captured an order from GECAS for 20 737-800 converted freighters, and completed the first P-8A heavy maintenance check for the U.S. Navy. Global Services also secured contracts for F/A-18 spares for the Defense Logistics Agency and KC-46 Tanker services for Lots 3 and 4. In early October, Global Services completed the acquisition of KLX, which will enhance our services business and allow us to deliver greater value to customers.
Global Services revenue guidance increased to between $16.0 and $16.5 billion from between $15.5 and $16.0 billion driven by higher volume and margin guidance is reaffirmed at approximately 15.5%.

Additional Financial Information

Table 7. Additional Financial Information	Third Quarter		Nine Months
(Dollars in Millions)	2018	2017	2018	2017
Revenues
Boeing Capital	$77	$70	$214	$234
Unallocated items, eliminations and other	($27)	$131	($45)	$287
Earnings from Operations
Boeing Capital	$27	$23	$71	$87
FAS/CAS service cost adjustment	$337	$346	$1,019	$1,049
Other unallocated items and eliminations	($458)	($233)	($1,168)	($771)
Other income, net	$12	$40	$63	$91
Interest and debt expense	($106)	($87)	($317)	($267)
Effective tax rate	(10.8)%	29.9%	6.9%	28.5%
At quarter-end, Boeing Capital's net portfolio balance was $3.1 billion. Revenue in other unallocated items and eliminations decreased primarily due to the 2017 sale of aircraft previously leased to customers. The change in earnings from other unallocated items and eliminations is primarily due to timing of expense allocations. The effective tax rate for the third quarter decreased from the same period in the prior year primarily due to a $412 million benefit related to a 2013-2014 tax settlement and the reduction of the federal tax rate to 21%.

Outlook
The Company's 2018 guidance is updated below (Table 8).

Table 8. 2018 Financial Outlook	Current	Prior
(Dollars in Billions, except per share data)	Guidance	Guidance

The Boeing Company
Revenue	$98.0 - 100.0	$97.0 - 99.0

GAAP Earnings Per Share	$16.90 - 17.10	$16.40 - 16.60
Core Earnings Per Share*	$14.90 - 15.10	$14.30 - 14.50

Operating Cash Flow	$15.0 - 15.5	$15.0 - 15.5

Commercial Airplanes
Deliveries	810 - 815	810 - 815
Revenue	$59.5 - 60.5	$59.5 - 60.5
Operating Margin	12.0 - 12.5%	>11.5%

Defense, Space & Security
Revenue	$22.5 - 23.0	$22.0 - 23.0
Operating Margin	>6.5%	10.0 - 10.5%

Global Services
Revenue	$16.0 - 16.5	$15.5 - 16.0
Operating Margin	~15.5%	~15.5%

Boeing Capital
Portfolio Size	Stable	Stable
Revenue	~$0.2	~$0.2
Pre-Tax Earnings	~$0.08	~$0.07

Research & Development	~$3.5	~$3.7
Capital Expenditures	~$2.0	~$2.2
Pension Expense [1]	~$0.2	~$0.1
Effective Tax Rate	~9.5%	~16.0%
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 7, “Non-GAAP Measures Disclosures.”
1 Approximately $1.4 billion of pension expense is expected to be allocated to the business segments

Non-GAAP Measures Disclosures
We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
Core operating earnings is defined as GAAP earnings from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the FAS pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as core operating earnings expressed as a percentage of revenue. Core earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs, comprising service and prior service costs computed in accordance with GAAP are allocated to Commercial Airplanes and BGS businesses supporting commercial customers. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings, core operating margin and core earnings/per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on pages 14-15.
Free Cash Flow
Free cash flow is defined as GAAP operating cash flow without capital expenditures for property, plant and equipment additions. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation between GAAP operating cash flow and free cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government; (5) our dependence on U.S. government contracts; (6) our reliance on fixed-price contracts; (7) our reliance on cost-type contracts; (8) uncertainties concerning contracts that include in-orbit incentive payments; (9) our dependence on our subcontractors and suppliers, as well as the availability of raw materials; (10) changes in accounting estimates; (11) changes in the competitive landscape in our markets; (12) our non-U.S. operations, including sales to non-U.S. customers; (13) threats to the security of our or our customers’ information; (14) potential adverse developments in new or pending litigation and/or government investigations; (15) customer and aircraft concentration in our customer financing portfolio; (16) changes in our ability to obtain debt on commercially reasonable terms and at competitive rates; (17) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (18) the adequacy of our insurance coverage to cover significant risk exposures; (19) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (20) work stoppages or other labor disruptions; (21) substantial pension and other postretirement benefit obligations; (22) potential environmental liabilities.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Maurita Sutedja or Ben Hackman (312) 544-2140
Communications:	Allison Bone (312) 544-2002

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
In the first quarter of 2018, we adopted the following Accounting Standards Updates (ASU), which are reflected in the unaudited Consolidated Financial Statements on pages 9-15: ASU 2014-09, Revenue from Contracts with Customers (Topic 606); ASU 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost; ASU 2016-18 Statement of Cash Flows (Topic 230) Restricted Cash; and ASU 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.

	Nine months ended September 30		Three months ended September 30
(Dollars in millions, except per share data)	2018	2017	2018	2017
Sales of products	$64,848	$61,667	$22,463	$21,782
Sales of services	7,938	7,568	2,683	2,441
Total revenues	72,786	69,235	25,146	24,223

Cost of products	(53,134)	(50,936)	(18,882)	(18,050)
Cost of services	(6,215)	(5,742)	(2,140)	(1,879)
Boeing Capital interest expense	(51)	(53)	(18)	(27)
Total costs and expenses	(59,400)	(56,731)	(21,040)	(19,956)
	13,386	12,504	4,106	4,267
Income from operating investments, net	112	169	32	49
General and administrative expense	(3,345)	(2,890)	(1,154)	(918)
Research and development expense, net	(2,417)	(2,417)	(826)	(768)
Gain on dispositions, net	76		69
Earnings from operations	7,812	7,366	2,227	2,630
Other income, net	63	91	12	40
Interest and debt expense	(317)	(267)	(106)	(87)
Earnings before income taxes	7,558	7,190	2,133	2,583
Income tax (expense)/benefit	(522)	(2,052)	230	(773)
Net earnings	$7,036	$5,138	$2,363	$1,810

Basic earnings per share	$12.08	$8.49	$4.11	$3.03

Diluted earnings per share	$11.95	$8.39	$4.07	$2.99

Cash dividends paid per share	$5.13	$4.26	$1.71	$1.42

Weighted average diluted shares (millions)	588.9	612.8	580.8	606.3

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	September 30 2018	December 31 2017
Assets
Cash and cash equivalents	$8,034	$8,813
Short-term and other investments	1,956	1,179
Accounts receivable, net	2,893	2,894
Unbilled receivables, net	9,936	8,194
Current portion of customer financing, net	431	309
Inventories	62,038	61,388
Other current assets	2,398	2,417
Total current assets	87,686	85,194
Customer financing, net	2,785	2,756
Property, plant and equipment, net of accumulated depreciation of $18,328 and $17,641	12,571	12,672
Goodwill	5,722	5,559
Acquired intangible assets, net	2,530	2,573
Deferred income taxes	323	321
Investments	1,190	1,260
Other assets, net of accumulated amortization of $466 and $482	1,852	2,027
Total assets	$114,659	$112,362
Liabilities and equity
Accounts payable	$13,663	$12,202
Accrued liabilities	12,869	13,069
Advances and progress billings	51,496	48,042
Short-term debt and current portion of long-term debt	1,389	1,335
Total current liabilities	79,417	74,648
Deferred income taxes	1,738	2,188
Accrued retiree health care	5,394	5,545
Accrued pension plan liability, net	15,927	16,471
Other long-term liabilities	2,905	2,015
Long-term debt	10,487	9,782
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	6,714	6,804
Treasury stock, at cost - 443,262,126 and 421,222,326 shares	(51,781)	(43,454)
Retained earnings	54,666	49,618
Accumulated other comprehensive loss	(15,949)	(16,373)
Total shareholders’ equity	(1,289)	1,656
Noncontrolling interests	80	57
Total equity	(1,209)	1,713
Total liabilities and equity	$114,659	$112,362

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30
(Dollars in millions)	2018	2017
Cash flows – operating activities:
Net earnings	$7,036	$5,138
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash items –
Share-based plans expense	150	151
Depreciation and amortization	1,531	1,470
Investment/asset impairment charges, net	63	75
Customer financing valuation (benefit)/expense	(3)	4
Gain on dispositions, net	(76)
Other charges and credits, net	158	196
Changes in assets and liabilities –
Accounts receivable	10	(558)
Unbilled receivables	(1,732)	(1,805)
Advances and progress billings	3,457	4,714
Inventories	(173)	(800)
Other current assets	(5)	(337)
Accounts payable	1,181	780
Accrued liabilities	890	(102)
Income taxes receivable, payable and deferred	(252)	1,507
Other long-term liabilities	1	25
Pension and other postretirement plans	(89)	(550)
Customer financing, net	(175)	634
Other	403	(99)
Net cash provided by operating activities	12,375	10,443
Cash flows – investing activities:
Property, plant and equipment additions	(1,227)	(1,304)
Property, plant and equipment reductions	117	30
Acquisitions, net of cash acquired	(250)
Contributions to investments	(2,145)	(2,815)
Proceeds from investments	1,369	2,612
Purchase of distribution rights	(56)	(131)
Other	(5)	7
Net cash used by investing activities	(2,197)	(1,601)
Cash flows – financing activities:
New borrowings	4,696	876
Debt repayments	(4,029)	(83)
Contributions from noncontrolling interests	35
Stock options exercised	70	291
Employee taxes on certain share-based payment arrangements	(247)	(118)
Common shares repurchased	(8,415)	(7,500)
Dividends paid	(2,976)	(2,575)
Net cash used by financing activities	(10,866)	(9,109)
Effect of exchange rate changes on cash and cash equivalents, including restricted	(37)	73
Net decrease in cash & cash equivalents, including restricted	(725)	(194)
Cash & cash equivalents, including restricted, at beginning of year	8,887	8,869
Cash & cash equivalents, including restricted, at end of period	8,162	8,675
Less restricted cash & cash equivalents, included in Investments	128	106
Cash and cash equivalents at end of period	$8,034	$8,569

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Nine months ended September 30		Three months ended September 30
(Dollars in millions)	2018	2017	2018	2017
Revenues:
Commercial Airplanes	$43,409	$42,626	$15,276	$15,393
Defense, Space & Security	17,084	15,304	5,729	5,050
Global Services	12,124	10,784	4,091	3,579
Boeing Capital	214	234	77	70
Unallocated items, eliminations and other	(45)	287	(27)	131
Total revenues	$72,786	$69,235	$25,146	$24,223
Earnings/(loss) from operations:
Commercial Airplanes	$5,175	$3,665	$2,023	$1,513
Defense, Space & Security	925	1,649	(245)	486
Global Services	1,790	1,687	543	495
Boeing Capital	71	87	27	23
Segment operating profit	7,961	7,088	2,348	2,517
Unallocated items, eliminations and other	(1,168)	(771)	(458)	(233)
FAS/CAS service cost adjustment	1,019	1,049	337	346
Earnings from operations	7,812	7,366	2,227	2,630
Other income, net	63	91	12	40
Interest and debt expense	(317)	(267)	(106)	(87)
Earnings before income taxes	7,558	7,190	2,133	2,583
Income tax (expense)/benefit	(522)	(2,052)	230	(773)
Net earnings	$7,036	$5,138	$2,363	$1,810

Research and development expense, net:
Commercial Airplanes	$1,616	$1,755	$517	$538
Defense, Space & Security	613	599	211	207
Global Services	119	101	48	38
Other	69	(38)	50	(15)
Total research and development expense, net	$2,417	$2,417	$826	$768

Unallocated items, eliminations and other:
Share-based plans	($60)	($67)	($24)	($21)
Deferred compensation	(112)	(174)	(56)	(78)
Amortization of previously capitalized interest	(67)	(68)	(19)	(22)
Eliminations and other unallocated items	(929)	(462)	(359)	(112)
Sub-total (included in core operating earnings)	(1,168)	(771)	(458)	(233)
Pension FAS/CAS service cost adjustment	780	811	260	271
Postretirement FAS/CAS service cost adjustment	239	238	77	75
FAS/CAS service cost adjustment	$1,019	$1,049	$337	$346
Total	($149)	$278	($121)	$113

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Nine months ended September 30			Three months ended September 30
Commercial Airplanes	2018	2017		2018	2017
737	407	381		138	145
747	5	8	(1)	2	4
767	13	7		4	2
777	37	58		12	16
787	106	100		34	35
Total	568	554		190	202
Note: Aircraft accounted for as revenues by BCA and as a note receivable in consolidation identified by parentheses

Defense, Space & Security
AH-64 Apache (New)	—	8		—	3
AH-64 Apache (Remanufactured)	12	43		6	15
CH-47 Chinook (New)	11	6		2	2
CH-47 Chinook (Renewed)	14	28		6	9
F-15 Models	8	11		3	4
F/A-18 Models	10	18		5	6
P-8 Models	10	14		2	5
Commercial and Civil Satellites	1	3		1	—
Military Satellites	—	—		—	—

Total backlog (Dollars in millions)	September 30 2018	December 31 2017
Commercial Airplanes	$413,064	$410,526
Defense, Space & Security	57,875	44,049
Global Services	20,240	19,605
Total backlog	$491,179	$474,180

Contractual backlog	$462,468	$456,524
Unobligated backlog	28,711	17,656
Total backlog	$491,179	$474,180

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings, core operating margin, and core earnings per share with the most directly comparable GAAP financial measures, earnings from operations, operating margin, and diluted earnings per share. See page 7 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	2018 Guidance		Third Quarter 2018		Third Quarter 2017
	$ millions	Per Share	$ millions	Per Share	$ millions	Per Share
Revenues			25,146		24,223
Earnings from operations (GAAP)			2,227		2,630
Operating margins			8.9%		10.9%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment			(260)		(271)
Postretirement FAS/CAS service cost adjustment			(77)		(75)
FAS/CAS service cost adjustment	~($1,395)		(337)		(346)
Core operating earnings (non-GAAP)			$1,890		$2,284
Core operating margins (non-GAAP)			7.5%		9.4%

Diluted earnings per share (GAAP)		$16.90 - 17.10		$4.07		$2.99
Pension FAS/CAS service cost adjustment	~($1,395)		($260)	(0.45)	($271)	(0.45)
Postretirement FAS/CAS service cost adjustment			(77)	(0.13)	(75)	(0.12)
Non-operating pension expense	~($90)		(50)	(0.09)	(26)	(0.05)
Non-operating postretirement expense			29	0.05	31	0.05
Provision for deferred income taxes on adjustments [1]			75	0.13	119	0.20
Subtotal of adjustments		($2.00)	($283)	($0.49)	($222)	($0.37)
Core earnings per share (non-GAAP)		$14.90 - 15.10		$3.58		$2.62

Weighted average diluted shares (in millions)	585 - 590			580.8		606.3
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings, core operating margin, and core earnings per share with the most directly comparable GAAP financial measures, earnings from operations, operating margin, and diluted earnings per share. See page 7 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	2018 Guidance		Nine Months 2018		Nine Months 2017
	$ millions	Per Share	$ millions	Per Share	$ millions	Per Share
Revenues			72,786		69,235
Earnings from operations (GAAP)			7,812		7,366
Operating margins			10.7%		10.6%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment			(780)		(811)
Postretirement FAS/CAS service cost adjustment			(239)		(238)
FAS/CAS service cost adjustment	~($1,395)		(1,019)		(1,049)
Core operating earnings (non-GAAP)			$6,793		$6,317
Core operating margins (non-GAAP)			9.3%		9.1%

Diluted earnings per share (GAAP)		$16.90 - 17.10		$11.95		$8.39
Pension FAS/CAS service cost adjustment	~($1,395)		($780)	(1.32)	($811)	(1.32)
Postretirement FAS/CAS service cost adjustment			(239)	(0.41)	(238)	(0.39)
Non-operating pension expense	~($90)		(98)	(0.17)	(88)	(0.15)
Non-operating postretirement expense			77	0.13	91	0.15
Provision for deferred income taxes on adjustments [1]			218	0.37	366	0.60
Subtotal of adjustments		($2.00)	($822)	($1.40)	($680)	($1.11)
Core earnings per share (non-GAAP)		$14.90 - 15.10		$10.55		$7.28

Weighted average diluted shares (in millions)	585 - 590			588.9		612.8
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.